EXHIBIT 99.1

 Stirling Cooke Names New CEO; Stephen A. Crane Appointed President & Chief
                             Executive Officer

HAMILTON, Bermuda, Nov. 3 /PRNewswire/ -- Stirling Cooke Brown Holdings Limited (Nasdaq: SCBHF) today announced the unanimous election by its Board of Directors of Stephen A. Crane as President & Chief Executive Officer, effective immediately. Stirling Cooke's Chief Operating Officer, Len Quick, who has served as interim Chief Executive Officer since July 8, made the announcement for the Company. Mr. Quick will continue as Chief Operating Officer, and Nicholas Mark Cooke will retain his role as non-executive chairman.

Mr. Crane's experience in the insurance and reinsurance field, which spans more than 24 years, includes positions as chief executive officer of a publicly traded specialty property-casualty holding company; chief executive officer of a leading reinsurance intermediary firm; and chief financial officer of a major insurance broker, including responsibility for merger and acquisition activities.

Prior to joining Stirling Cooke, Mr. Crane served for five years as President & Chief Executive Officer of Gryphon Holdings Inc., a specialty property-casualty underwriting organization that was acquired earlier this year by Markel Corporation. Previously, Mr. Crane was President & Chief Executive Officer of Willis Corroon Corporation's Reinsurance Brokerage Group and of its main unit, G.L. Hodson & Son, Inc., after having been Chief Financial and Planning Officer of Corroon & Black Corporation, a predecessor of Willis Corroon. Before joining Corroon & Black, he was Senior Vice President and Chief Financial Officer of Orion Capital Corporation. Mr. Crane, 54, is a graduate of Princeton University and the Harvard Graduate School of Business Administration.

"Stephen Crane possesses exceptional knowledge of the business and has an established record of accomplishment in the property-casualty insurance and reinsurance fields," Len Quick commented. "He also has outstanding credentials in strategic planning and implementation. These strengths will serve our Company well."

Mr. Crane stated, "Len Quick and his team have done an excellent job of addressing the issues that have challenged Stirling Cooke in its main area of specialization. Much restructuring and streamlining has been accomplished but we recognize that much remains to be done to return the company to its historic levels of profitability. With Len and other key managers, we will create a new vision for the Company and execute a strategic plan that will capitalize on our strengths and create greater value for shareholders.

"While we are optimistic about our longer-term prospects, we anticipate reporting results for the balance of 1999 that will reflect some of the restructuring and other costs required to restore attractive returns on shareholders' investment," Mr. Crane concluded.

Stirling Cooke Brown Holdings Limited is a Bermuda holding company that, through its subsidiaries, provides risk management services and products predominantly to small- and mid-sized businesses, including those seeking cost-effective alternatives to traditional commercial insurance for certain of their risk exposures. In addition, Stirling Cooke arranges reinsurance for its products as well as for those offered by independent insurance carriers and reinsurance companies active in the workers' compensation, occupational accident and health, and casualty insurance markets.

Stirling Cooke Brown Holdings Limited Ordinary Shares are quoted on the Nasdaq market under the symbol "SCBHF."

Statements in this press release which are other than historical facts are intended to be "forward-looking statements" within the meaning of the Securities Exchange Act of 1934, the Private Securities Litigation Reform Act 1995 and other related laws, and include, but are not limited to, those statements relating to the Company's beliefs, expectations, and estimates concerning 1999. While the Company believes such statements are reasonable, the actual results could differ materially from those currently anticipated. Factors and risks that could cause such differences include, but are not limited to, the factors set forth above, as well as the conditions in the workers compensation market, the availability of reinsurance, competition, outcomes of legal proceedings, regulation and other factors. The cautionary statements contained in Exhibit 99 to the Company's Form 10-Q for the quarter ended June 30, 1999 are incorporated herein by reference.